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                                                                  Exhibit 23.4



                          COBITZ, VANDENBERG & FENNESSY

                          CERTIFIED PUBLIC ACCOUNTANTS
                       9944 SOUTH ROBERTS ROAD - SUITE 202
                           PALOS HILLS, ILLINOIS 60465

                       (708) 430-4106 - FAX (708) 430-4499




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this Prospectus which is included in the Application for Conversion of Citizens Financial Services, FSB on Form AC, the Holding Company Application for CFS Bancorp, Inc. on Form H-(e) 1 and the Registration Statement on Form S-1 of CFS Bancorp, Inc.

                                 /s/ Cobitz, Vandenberg & Fennessy

March 23, 1998
Palos Hills, Illinois